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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement of Provident Companies, Inc. and The Paul Revere Corporation that is made as part of the Registration Statement (Form S-4) and Prospectus of Provident Companies, Inc. for the registration of shares of its common stock, and to the incorporation by reference therein of our report dated January 25, 1996, with respect to the consolidated financial statements of The Paul Revere Corporation for the years ended December 31, 1995, 1994 and 1993, incorporated by reference in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

     We also consent to the incorporation by reference therein of our report dated January 25, 1996 with respect to the financial statement schedules of the Paul Revere Corporation for the years ended December 31, 1995, 1994 and 1993 included in the Annual Report (Form 10-K) of 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
November 25, 1996